Exhibit 10.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 1, 2022, by and among U.S. Bancorp, a corporation organized under the laws of the state of Delaware (the “Company”), and MUFG Bank, Ltd., a joint stock company (kabushiki kaisha) organized under the laws of Japan (the “Investor”). Capitalized terms used but not defined herein have the meanings set forth in the Share Purchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, Mitsubishi UFJ Financial Group, Inc., a joint stock company (kabushiki kaisha) organized under the laws of Japan (“MUFG”), MUFG Americas Holdings Corporation, a Delaware corporation (“MUAH”) and the Company are parties to the Share Purchase Agreement;

WHEREAS, Section 2.2(b)(ii) of the Share Purchase Agreement provides that at the Closing, the Company shall deliver to MUAH stock certificates, or if (at the Company’s election) the applicable shares are uncertificated, other appropriate evidence of ownership reasonably acceptable to MUAH, representing a number of duly authorized and validly issued shares of Common Stock (as hereinafter defined) equal to the Stock Consideration, in each case registered in the name of MUAH, unless MUAH designates some or all of such shares be registered in one or more names of one or more Affiliates of MUAH by written notice no later than ten (10) Business Days prior to the Closing Date;

WHEREAS, on November 14, 2022, MUAH provided written notice to the Company designating that all of the shares comprising the Stock Consideration be registered in the name of the Investor, an affiliate of MUAH, pursuant to Section 2.2(b)(ii) of the Share Purchase Agreement;

WHEREAS, as a result, the Company shall issue shares comprising the Stock Consideration to the Investor at the Closing; and

WHEREAS, the Company has agreed to grant the Investor registration rights with respect to the Stock Consideration.

NOW, THEREFORE, in consideration of the foregoing, the mutual premises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. CERTAIN DEFINITIONS.

As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Indemnitee” has the meaning set forth in Section 4(b) hereof.

“Effectiveness Period” has the meaning set forth in Section 2(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor statute thereto), and the rules and regulations promulgated thereunder.

“Existing Registration Statement” has the meaning set forth in Section 2(a) hereof.

“FINRA” means the Financial Industry Regulatory Authority.

“Holder” means the Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 9 hereof.

“Holder Indemnitee” has the meaning set forth in Section 4(a) hereof.

“Indemnitee” has the meaning set forth in Section 4(b) hereof.

“Investor” has the meaning set forth in the preamble to this Agreement.

“Losses” has the meaning set forth in Section 4(a) hereof.

“MUAH” has the meaning set forth in the recitals to this Agreement.

“MUFG” has the meaning set forth in the recitals to this Agreement.

“NYSE” means the New York Stock Exchange LLC.

“Prospectus” means the prospectus included in a Registration Statement (including any preliminary prospectus, any “free writing prospectus” (as defined in Rule 405 under the Securities Act) and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, including the Prospectus Supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Prospectus Supplement” has the meaning set forth in Section 2(b) hereof.

“Registrable Securities” means the shares of Common Stock owned by any Holder that were (i) received by Investor on the date hereof as part of the Stock Consideration (as equitably adjusted for any stock split, recapitalization, recombination or other similar transaction which occurs after the date hereof) or (ii) issued as a dividend or other distribution with respect to the Stock Consideration; provided, however, that Registrable Securities shall not include (a) any securities for which a Registration Statement relating to the sale thereof is or has become effective under the Securities Act and which have been disposed of under such Registration Statement, (b) any securities following the date they become eligible to be sold without registration pursuant to Rule 144 without any volume or manner of sale restrictions, provided that all Holders and their Affiliates then collectively own such number of shares of Common Stock that is less than or equal to three percent (3%) of the total issued and outstanding shares of Common Stock, or (c) any securities otherwise sold or transferred to any Person who is not an Affiliate of any Holder.

“Registration Expenses” means any and all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including: (i) all registration and filing fees; (ii) all fees and expenses associated with a required listing of the Registrable Securities on any securities exchange; (iii) fees and expenses with respect to filings required to be made with NYSE, any other securities exchange or FINRA; (iv) fees and expenses of compliance with foreign or state securities or “blue sky” Laws (including reasonable fees and disbursements of counsel for the Company in connection with qualifications of the securities under the Laws of such jurisdictions); (v) printing expenses, messenger, telephone and delivery expenses; and (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent registered public accountants of a comfort letter or comfort letters); provided, however, that Registration Expenses shall not include, and the Company shall not have any obligation to pay, any underwriting fees, discounts, or commissions attributable to the sale of such Registrable Securities, or any legal fees and disbursements of counsel (x) engaged by any Holder or such Holder’s Affiliates or (y) to any underwriter.

“Registration Statement” means any registration statement of the Company that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the Securities Act (and may cover other securities of the Company) on an appropriate form, and all amendments and supplements to such Registration Statement, including pre-and post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

“Requesting Holder” has the meaning set forth in Section 2(b) hereof.

“Rule 144” means Rule 144 promulgated under the Securities Act (or any successor provision).

“SEC” means the U.S. Securities and Exchange Commission and any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended (or any successor statute thereto), and the rules and regulations promulgated thereunder.

“Share Purchase Agreement” means that certain Share Purchase Agreement, dated as of September 21, 2021, by and among MUFG, MUAH and the Company, as amended, supplemented or modified from time to time.

“Shelf Offering” has the meaning set forth in Section 2(b) hereof.

“Shelf Offering Notice” has the meaning set forth in Section 2(b) hereof.

“Shelf Registration Statement” means a Registration Statement on Form S-3 or another appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

“Suspension Period” has the meaning set forth in Section 5(a) hereof.

SECTION 2. REGISTRATION RIGHTS.

(a) Existing Shelf Registration Statement. The Company agrees to use its reasonable best efforts to keep the Company’s Registration Statement on Form S-3 (Registration No. 333-237082) (together with any successor Registration Statement filed with respect to the Registrable Securities, the “Existing Registration Statement”) (or any successor Registration Statement filed with respect to the Registrable Securities) continuously effective (including by filing a successor Shelf Registration Statement prior to the time that the Existing Registration Statement or any other Registration Statement registering the Registrable Securities expires) so long as there are any Registrable Securities outstanding in order to permit the Prospectus forming a part thereof to be lawfully delivered (or available to be delivered but for Rule 172 under the Securities Act) and the Existing Registration Statement useable for resale of the Registrable Securities, subject to Section 5 (the “Effectiveness Period”).

(b) Shelf Offerings. Subject to Section 5, upon the written request of a Holder (such Holder, the “Requesting Holder”) (“Shelf Offering Notice”) to the Company made during the Effectiveness Period, the Company will facilitate a “takedown” of Registrable Securities off of the Existing Registration Statement by such Holder and any other Holder(s) identified in the Shelf Offering Notice, including underwritten takedowns (it being understood that such Requesting Holder shall select the underwriters subject to the consent of the Company, which shall not be unreasonably withheld or delayed (a “Shelf Offering”). The Company will, as promptly as reasonably practical (taking into account any needs of the Company to prepare for the end of any fiscal quarter or year and the preparation of related financial statements) upon receipt of a Shelf Offering Notice, cooperate in any such takedown by preparing and filing with the SEC a prospectus supplement (the “Prospectus Supplement”) to the Existing Registration Statement as may be reasonably requested by such Requesting Holder or as may be otherwise required to effect the sale of the Registrable Securities to be sold thereunder. Such Requesting Holder shall give the Company prompt written notice of the consummation of a sale effected in any Shelf Offering. The Holders, collectively, may not require more than one underwritten Shelf Offering in the aggregate during any 12-month period.

(c) Further Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any Holder that such Holder furnish to the Company such information regarding itself, the Registrable Securities held by it, and the potential method of disposition (which may be an underwritten offering or one or more other methods permitted by Law) of such securities and such other information relating to the Holder as the Company may reasonably request in order to effect the registration, offering and sale of the Holder’s Registrable Securities, including the information required by Item 507 of Regulation S-K promulgated under the Securities Act. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably requested to enable the Company to comply with the provisions of this Agreement.

(d) Expenses of Registration. The Company shall bear 50% of all Registration Expenses incurred in connection with the registration of the Registrable Securities pursuant to this Agreement and the Company’s performance of its other obligations under the terms of this Agreement and the participating Holder(s) shall bear the other 50% of such Registration Expenses; provided, however, that the Company shall not be required to pay the Registration Expenses of any Shelf Offering begun pursuant to this Section 2, and shall be reimbursed by the Holders(s) for any Registration Expenses so incurred, if the Shelf Offering Notice is subsequently withdrawn at the request of the Requesting Holder prior to the sale of the Registrable Securities thereunder.

SECTION 3. REGISTRATION PROCEDURES. In connection with each registration effected by the Company pursuant to Section 2 or offering pursuant thereto, as applicable, the Company will:

(a) as promptly as practicable, prepare and file with the SEC such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to cause or maintain the effectiveness of such Registration Statement during the Effectiveness Period; provided, that (i) within a reasonable period of time prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the Requesting Holder and to the underwriters in an underwritten offering copies of all such documents proposed to be filed, other than documents that are to be incorporated by reference into the Registration Statement, amendment or supplement, for review and comment prior to filing, (ii) the Company shall provide for a plan of distribution with respect to Registrable Securities as may be reasonably requested by the participating Holder(s) and (iii) the Company shall make such of its representatives as shall be reasonably requested by any participating Holder or underwriter available for discussion of such documents and shall incorporate in such documents reasonable comments provided by any such Holder or underwriter;

(b) furnish to each participating Holder, without charge, such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits) other than those which are being incorporated into such Registration Statement by reference, such number of copies of the Prospectus contained in such Registration Statements (including each complete Prospectus and any summary or preliminary Prospectus) and any other Prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act, each letter written by or on behalf of the Company to the SEC or its staff, and each item of correspondence from the SEC or its staff, in each case relating to such Registration Statement (other than letters relating solely to documents incorporated by reference and any portion thereof which contains information for which the Company has sought confidential treatment) and such other documents, other than documents incorporated by reference, as such Holder or an underwriter in an underwritten offering may reasonably request, in each case including each such amendment and supplement thereto, to the extent such documents are not available on the SEC’s Electronic Data Gathering Analysis and Retrieval System, in order to facilitate the disposition of the Registrable Securities by such Holder;

(c) use its reasonable best efforts to (i) no later than the date on which the pricing of the relevant offering is expected to occur, register or qualify all Registrable Securities under such other securities or “blue sky” Laws of such jurisdictions as the underwriters shall reasonably request (or, in the absence of underwriters in any particular offering, as may be reasonably requested by the participating Holder(s)), (ii) keep such registration or qualification in effect during the distribution of the Registrable Securities in such offering, (iii) cooperate with the participating Holder(s) and the underwriters for such Holder(s), if any, and their respective counsel in connection with any filings required to be made with FINRA, (iv) cause all Registrable Securities to be listed on a securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed, (v) provide a transfer agent and registrar for all Registrable Securities, and (vi) take any other action which may be reasonably necessary to enable the participating Holder(s) or the underwriters, if any, to consummate the disposition in such jurisdiction of the Registrable Securities owned by such Holder(s); provided, that the Company shall not for any such purpose be required to qualify generally to do business as a foreign company or to register as a broker or dealer in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(c), or to consent to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction, or to be subject to any tax obligation in any such jurisdiction where it is not then so subject;

(d) in connection with an underwritten offering, enter into customary agreements (including underwriting agreements in customary form) and use reasonable best efforts to take such other customary and appropriate actions at such times as customarily occur in similar underwritten offerings in order to facilitate the disposition of such Registrable Securities and in connection therewith:

(i) make available, during normal business hours, for inspection and review by any underwriters participating in a disposition of Registrable Securities and to any attorney or accountant retained by such underwriter, all financial and other records, all filings with the SEC by the Company, and all other corporate documents and properties of the Company as may be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the underwriters in connection therewith (including in response to all questions and other inquiries reasonably made or submitted by any of them); provided, however, that the Company shall not disclose material nonpublic information to any participating Holder, or to advisors to or representatives of such Holder, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides such Holder with the opportunity to refuse to accept such material nonpublic information for review;

(ii) make such representations and warranties to the underwriters in form, substance and scope as are customarily made by issuers in similar underwritten offerings;

(iii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to the underwriters covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by the participating Holder(s) and any participating underwriters;

(iv) to obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the underwriters which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with underwritten offerings; and

(v) deliver such documents and certificates as the sole underwriter or managing underwriter, if any, the participating Holder(s), or their respective counsel, shall reasonably request to evidence the continued validity of the representations and warranties made in accordance with clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement entered into by the Company.

(e) promptly notify the participating Holder(s), counsel for such Holder(s) and the sole underwriter or managing underwriter, if any, and, if requested by such Holder(s), confirm such advice in writing, when any Registration Statement, any Prospectus, or any amendment or supplement thereto has been filed (other than documents that are incorporated by reference), when a Registration Statement has become effective, and when any post-effective amendments and supplements thereto become effective if such Registration Statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act;

(f) promptly notify the participating Holder(s), counsel for such Holder(s) and the sole underwriter or managing underwriter, if any, and if requested by such Holder(s), confirm such advice in writing, if at any time a Prospectus relating to the Registrable Securities is required to be delivered (or required to be delivered but for Rule 172 under the Securities Act) under the Securities Act, (i) the representations and warranties of the Company contained in any underwriting agreement in connection with an underwritten offering of Registrable Securities under a Registration Statement cease to be true and correct in all material respects, or (ii) the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then existing, not misleading, and, subject to Section 5, at the request of such Holder(s), promptly prepare and file, and furnish to such Holder(s) a reasonable number of copies of, a supplement to or an amendment of such Registration Statement or such Prospectus as may be necessary so that such Registration Statement or, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then existing, not misleading;

(g) cooperate with the participating Holder(s) and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely delivery, preparation and delivery of certificates, with requisite CUSIP numbers, representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as such Holder(s) or the sole underwriter or managing underwriter of an underwritten offering, if any, may reasonably request at least five days prior to any sale of such Registrable Securities; provided, that the Company may satisfy its obligations under this Section 3(g) without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System;

(h) as promptly as practicable after the filing of the Prospectus Supplement, cooperate with the participating Holder(s) to facilitate removal of restrictive legends relating to registration under the Securities Act to permit sales pursuant to the Existing Registration Statement, including instructing its transfer agent to accept requisite representation letters of such Holder(s) and opinions of counsel to such Holder(s) regarding the Registrable Securities, in each case that are in customary form and substance reasonably acceptable to the Company and the transfer agent;

(i) notify the participating Holder(s), promptly after the Company receives notice thereof, of the time when such Registration Statement, or any post-effective amendments to such Registration Statement, shall have become effective, or a supplement to any Prospectus forming part of such Registration Statement has been filed or when any document is filed with the SEC which would be incorporated by reference into the Prospectus;

(j) advise the participating Holder(s), counsel for such Holder(s), and the sole underwriter or managing underwriter, if any, and if requested by such Holder(s), confirm in writing, promptly after the Company receives notice or obtains knowledge, of (i) the issuance of any stop order, injunction or other order or requirement by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose, (ii) any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” Laws or the initiation or threat of initiation of any proceedings for that purpose and (iv) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension; and

(k) use its reasonable best efforts to prevent the issuance of or obtain as soon as practicable the lifting of any stop order, injunction, or other order or requirement by the SEC or any state securities or other regulatory authority suspending the effectiveness of such Registration Statement or suspending the qualification or exemption from qualification under state securities or “blue sky” Laws.

Nothing in this Agreement is intended to limit the right of any Holder to sell Registrable Securities in any lawful way other than pursuant to an effective Registration Statement. With a view to making available to each Holder the benefits of Rule 144, the Company covenants and agrees, until the date that is one year after the Closing Date, as long as such Holder owns any Registrable Securities, to: (i) file with the SEC in a timely manner all reports and files required of the Company under Rule 144(c)(1)(i) and (ii) of the Exchange Act; and (ii) furnish to such Holder upon request, a written statement by the Company that it has complied with such requirements.

Section 4. Indemnification.

(a) Indemnification by the Company. To the fullest extent permitted by Law, the Company agrees to indemnify, hold harmless and defend each Holder and each of its officers, directors, employees and agents, and each Person, if any, that controls such Holder within the meaning of the Securities Act (each, a “Holder Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs, and expenses (including reasonable fees, expenses and disbursements of legal counsel) (collectively, “Losses”), joint or several, incurred, arising out of or based upon:

(i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ii) any untrue or alleged untrue statement of a material fact contained in any Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other Law, including any state securities Law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to any Registration Statement.

provided, however, that in the case of this Section 4(a), the Company shall not be liable to such Holder Indemnitee or any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter (within the meaning of the Securities Act), in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or in any such Prospectus in reliance upon and in conformity with (A) information regarding such Holder Indemnitee or its plan of distribution or ownership interests that was furnished to the Company for use in connection with such Registration Statement or the Prospectus contained therein by such Holder Indemnitee or (B) information that was furnished by any such underwriter.

(b) Indemnification by Holder. Each Holder, to the fullest extent permitted by Law, agrees to indemnify, hold harmless and defend the Company, each of its officers, directors, employees and agents, and each Person, if any, who controls the Company within the meaning of the Securities Act (each, a “Company Indemnitee” and together with the Holder Indemnitees, each an “Indemnitee”) against any and all Losses incurred, arising out of or based upon:

(i) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, if and to the extent that such statement or omission occurs from reliance upon and in conformity with written information regarding such Holder or its plan of distribution or ownership interest, that was furnished to the Company by such Holder for use therein, or

(ii) any untrue or alleged untrue statement of a material fact contained in the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission occurs from reliance upon and in conformity with written information regarding such Holder or its plan of distribution or its ownership interests, that was furnished to the Company by such Holder specifically for use therein;

provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds actually received by such Holder upon the sale of the Registrable Securities (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such Losses or any substantially similar Losses arising from the sale of such Registrable Securities).

(c) Indemnification Procedures. Any Indemnitee shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made hereunder, but the failure of any Indemnitee to provide such notice shall not relieve the indemnifying party of its obligations hereunder, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any Indemnitee otherwise than hereunder. In case any action or proceeding is brought against an Indemnitee and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the Indemnitee a conflict of interest between such Indemnitee and the indemnifying party may exist in respect of such claim, to assume the defense thereof (alone or jointly with any other indemnifying party similarly notified), to the extent that it chooses, with counsel reasonably satisfactory to such Indemnitee, and after notice from the indemnifying party to such Indemnitee that it so chooses, the indemnifying party shall not be liable to such Indemnitee for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided, however, that (i) if such Indemnitee who is a defendant in any action or proceeding that is also brought against the indemnifying party shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to such Indemnitee which are not available to the indemnifying party, or (ii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the Indemnitee shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnitees in each jurisdiction, except to the extent any Indemnitee or Indemnitees reasonably shall have concluded, based on the opinion of counsel, that there may be legal defenses available to such party or parties that are not available to the other Indemnitees or to the extent representation of all Indemnitees by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the Indemnitee (which shall not be unreasonably withheld, delayed or conditioned), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or (to the knowledge of the indemnifying party) threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnitee from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnitee.

(d) Contribution. If the indemnification provided for in this Section 4 is held by a court of competent jurisdiction to be unavailable to an Indemnitee with respect to any Losses referred to herein or is insufficient to hold the Indemnitee harmless as contemplated herein, then the indemnifying party, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the Indemnitee, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying party to contribute under this Section 4(d) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under this Section 4 had been available under the circumstances. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. In addition, no Person shall be obligated to contribute hereunder for any amounts in payment for any settlement of any action or claim, effected without such Person’s written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

(e) For purposes of this Section 4, no Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation. The indemnification provided by this Section 4 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitee against the indemnifying party or others and (ii) any liabilities the indemnifying party may be subject to pursuant to applicable Law.

SECTION 5. SUSPENSION OF REGISTRATION REQUIREMENT; RESTRICTION ON SALES. (a) Notwithstanding anything to the contrary contained in this Agreement, the Company shall have the right to defer the filing, or suspend the use by any Holder, of a Registration Statement or Prospectus for a reasonable period of time not in excess of 30 days in the aggregate (each, a “Suspension Period”) if the Company furnishes the Holder with prompt notice of a Suspension Period as a result of the good faith judgment of the Company’s Board of Directors that it would be detrimental to the Company and its stockholders not to defer the filing, or suspend the use by the Holder, of a Registration Statement or Prospectus because such filing or use would: (i) materially interfere with a material pending financing, acquisition, disposition, corporate reorganization, merger, or other material transaction involving or being contemplated by the Company or (ii) require the Company to make premature disclosure of material non-public information not otherwise then required to be disclosed by Law to be publicly disclosed, the premature disclosure of which could reasonably be expected to materially adversely affect the Company or its stockholders; it being understood that in no event shall the Suspension Period extend more than two Business Days past the first date of public disclosure of the applicable material non-public information. For the avoidance of doubt, irrespective of the number of Suspension Periods, the Company may not suspend the Holders’ use of a Registration Statement or Prospectus for more than an aggregate of 60 days during any 12-month period.

(b) Each Holder agrees that, following the effectiveness of any Registration Statement relating to Registrable Securities of such Holder, it will not effect any dispositions of any of the Registrable Securities pursuant to such Registration Statement or any filings under any state securities Laws at any time after such Holder has received notice from the Company to suspend dispositions as a result of the occurrence of any Suspension Period. Each Holder will maintain the confidentiality of any notice of a Suspension Period delivered by the Company to such Holder unless otherwise required by Law or subpoena. Any Holder may recommence effecting dispositions of the Registrable Securities pursuant to the Registration Statement or such filings, and all other obligations which are suspended as a result of a Suspension Period upon receipt of further notice from the Company to such Holder that such dispositions are no longer suspended, which notice shall be given by the Company promptly (but in no event more than one Business Day) after the conclusion of any such Suspension Period.

SECTION 6. ADDITIONAL SHARES. The Company, at its option, may register, under any Registration Statement and any filings under any state securities Laws filed pursuant to this Agreement, any number of unissued, or other shares of Common Stock of or owned by the Company and any of its subsidiaries or any shares of Common Stock or other securities of the Company owned by any other security holder or security holders of the Company; provided, however, that the Company shall not enter into any agreement with respect to the Company’s securities that, if the Company performed its obligations under such agreement, would result in a breach by the Company of its obligations under this Agreement, and no such agreement is currently in effect.

SECTION 7. LOCK-UP AGREEMENT. Each Holder acknowledges and agrees that its rights under this Agreement are subject to Section 2.9 of the Share Purchase Agreement.

SECTION 8. NO OTHER OBLIGATION TO REGISTER. Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to any Holder to register the Registrable Securities under the Securities Act.

SECTION 9. ASSIGNMENT OF REGISTRATION RIGHTS. The registration rights of the Investor or any Holder pursuant to Section 2 may be assigned by the Investor or any Holder to a transferee or assignee of Registrable Securities that is an Affiliate of the Investor; provided, however, that (i) the transferor or assignor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee shall agree to be subject to all applicable restrictions set forth in this Agreement.

SECTION 10. MISCELLANEOUS.

(a) Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties, or in the case of a waiver, by the party or parties against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the first (1st) Business Day after being sent if delivered utilizing a next-day service by an internationally recognized overnight courier that issues a receipt or other confirmation of delivery, (iii) on the earlier of confirmed receipt or the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (iv) when transmitted to the email address set out below, as applicable (provided, that no “error” message or other notification of non-delivery is generated). All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice. Whenever notice is given under clauses (i), (ii) or (iii) of this Section 10(b), a copy of such notice shall be sent via email to the addresses of the recipient parties below:

If to the Company:

U.S. Bancorp
800 Nicollett Mall
Minneapolis, Minnesota 55402
Attention:	Adam C. Graves
Email:	adam.graves@usbank.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP 425 Lexington Avenue
New York, New York 10017
Attention:	Lee Meyerson
Ravi Purushotham
Email:	lmeyerson@stblaw.com
RPurushotham@stblaw.com

If to the Investor:

MUFG Bank, Ltd.
2-7-1, Marunouchi, Chiyoda-ku
Tokyo, Japan 100-8330
Attention:	Hiroshi Kawano
Morito Emi
Email:	hiroshi_3_kawano@mufg.jp
morito_emi@mufg.jp

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:	Donald J. Toumey
C. Michelle Chen
Email:	Toumeyd@sullcrom.com
Chenc@sullcrom.com

(c) Assignment. Neither party may assign any of its rights or obligations under this Agreement (whether by operation of Law or otherwise) without the prior written consent of the other party, except as otherwise provided in Section 9; provided, however, that the assigning party shall not be released from any liability or obligation under this Agreement. Any attempted or purported assignment in contravention of this provision shall be null and void.

(d) Third-Party Beneficiaries. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any Person other than the parties and their successors or permitted assigns; provided, however, that the parties hereto hereby acknowledge and agree that the Persons set forth in Section 4 shall be express third-party beneficiaries of the obligations of the parties hereto set forth in Section 4.

(e) Entire Agreement. The Transaction Documents and the Confidentiality Agreements represent the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede any and all other oral or written agreements heretofore made.

(f) Governing Law.

(i) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and wholly to be performed in such State. EACH PARTY HERETO, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF SUCH PARTY’S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10(b) or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(ii) EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH, OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER ACTION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

(g) Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile, email or other electronic means such as “.pdf” or “.tiff” files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

(h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Law.

(i) Specific Performance. The parties agree that if any of the provisions of this Agreement were not to be performed as required by their specific terms or were to be otherwise breached, irreparable damage will occur, no adequate remedy at Law would exist and damages would be difficult to determine, and that such parties shall be entitled, without the necessity of posting a bond or other security, to an injunction or injunctions to prevent breaches, and to specific performance of the terms, of this Agreement, in addition to any other remedy at Law or equity.

(j) Interpretation. The article and section headings are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. All pronouns and variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. If a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning. The words “include,” “includes” or “including” are to be deemed followed by the words “without limitation.” The words “herein,” “hereof” or “hereunder,” and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific Section. The word “control” means “control” for purposes of the Bank Holding Company Act of 1956, as amended, and the regulations and formal written guidance of the Board of Governors of the Federal Reserve System thereunder, and the terms “controlling” and “controlled” have correlative meanings to the foregoing. This Agreement is the product of negotiation by the parties, having the assistance of counsel and other advisors, and the parties intend that this Agreement not be construed more strictly with regard to one party than with regard to any other party.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

U.S. Bancorp

By:	/s/ Terrance R. Dolan
Name: Terrance R. Dolan
Title: Vice Chair and Chief Financial Officer

MUFG Bank, Ltd.

By:	/s/ Hideaki Takase
Name: Hideaki Takase
Title: Member of the Board of Directors
Managing Executive Officer
COO-International

[Signature Page to Registration Rights Agreement]